UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2017

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Avenue of Science, Suite 200, San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 605-9055

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

For the period from May 23, 2017 through July 24, 2017, Guardion Health Sciences, Inc. (the “Company”) issued a total of 2,325,000 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). As of July 25, 2017, a total of 3,025,000 shares of Series B Preferred Stock were issued and outstanding. All of the outstanding shares of Series B Preferred Stock were issued pursuant to the terms of a Series B Preferred Stock Purchase Agreement in substantially the form attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2017.

The purchase price of the Series B Preferred Stock issued between May 23, 2017 and July 24, 2017 was $1.00 per share, for an aggregate purchase price of $2,325,000. The Series B Preferred Stock has a stated value of $1.00 per share and accrues an annual dividend at the rate of 6% of the stated value, calculated quarterly, to be paid in shares of common stock at the rate of $0.75 per share. Series B Preferred Stock is convertible commencing December 31, 2017, or earlier upon the approval of the Board of Directors, by the holder into common stock at $0.75 per share. The Series B Preferred Stock is automatically convertible by the Company upon an equity financing of at least $5,000,000 subsequent to June 30, 2017, or is publicly traded for at least $2.00 per share for 10 consecutive trading days, or upon completion of a Major Transaction (as defined in the Certificate of Designation). Dividends are payable to holders of record quarterly, on the last business day of each calendar quarter, from the date of issuance, as may be declared by the Board of Directors, and are cumulative. Series B Preferred Stock is senior to all Common Stock and junior to the Company’s Series A preferred stock.

The shares of Series B Preferred Stock were issued in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act.

The Company intends to close the Series B Preferred Stock offering on July 31, 2017. The Company does not expect that any additional shares of Series B Preferred Stock will be issued following the date hereof.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, as amended. Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of its management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the United States or global capital markets; adverse conditions in the industries in which the Company operates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, ability to attract and retain customers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with the Company's existing operations; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ Michael Favish
Michael Favish
Chief Executive Officer